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FOR IMMEDIATE RELEASE

PHILADELPHIA CONSOLIDATED HOLDING CORP. JOINS S&P SMALLCAP 600 INDEX

JUNE 1, 2001

Bala Cynwyd, PA, June 1, 2001 - Philadelphia Consolidated Holding Corp. (NASDAQ-PHLY) today announced that, after the close of trading on May 31, 2001, the Company was included as a component of the S&P SmallCap 600 Index.


Philadelphia Insurance Companies, rated "A+ (Superior) by A.M. Best Company, markets and underwrites specialty property and casualty insurance products through 36 proprietary underwriting offices across the U.S. of A.